Exhibit 99

                  FORM 3 JOINT FILER INFORMATION

Name of Reporting Persons:

                              InterWest Partners VII, L.P.

                              InterWest Investors VII, L.P.

                              Stephen C. Bowsher

                              Harvey B. Cash

                              Philip T. Gianos

                              W. Scott Hedrick

                              W. Stephen Holmes

                              Gilbert H. Kliman

                              Arnold L. Oronsky

                              Thomas L. Rosch

Address:                      2710 Sand Hill Road, Second Floor

                              Menlo Park, CA  94025

Designated Filer:             InterWest Partners VII, L.P.

Issuer and Ticker Symbol:     Metabasis Therapeutics, Inc. (MBRX)

Date of Event:                June 15, 2004

Each of the following is a Joint Filer with InterWest Partners VII, L.P. (IP7)

and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

InterWest Management Partners VII, LLC (IMP7) is the general partner of IP7 and InterWest Investors VII, L.P. (II7) and has sole voting and investment control over the shares owned by IP7 and II7.  Harvey B. Cash, Philip T.

Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Arnold L.

Oronsky and Thomas L. Rosch are managing directors of IMP7 and Stephen C.

Bowsher is a venture member of IMP7.

All Reporting Persons disclaim beneficial ownership of shares of Metabasis

Therapeutics, Inc. stock held by IP7 and II7, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities

Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates InterWest Partners

VII, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

Each Reporting Person hereby appoints InterWest Management Partners VII, LLC as its attorney in fact for the purpose of making reports relating to transactions in Metabasis Therapeutics, Inc. Common Stock.

InterWest Partners VII, L.P.

By: InterWest Management Partners VII, LLC

    Its General Partner

By: /s/ Arnold L. Oronsky

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    Arnold L. Oronsky, Managing Director

InterWest Investors VII, L.P.

By: InterWest Management Partners VII, LLC

    Its General Partner

By: /s/ Arnold L. Oronsky

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    Arnold L. Oronsky, Managing Director

InterWest Management Partners VII, LLC

By: /s/ Arnold L. Oronsky

    ------------------------------------

    Arnold L. Oronsky, Managing Director

/s/ Stephen C. Bowsher

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Stephen C. Bowsher, an individual

Harvey B. Cash

By: /s/ Karen A. Wilson, Power-of-Attorney

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Harvey B. Cash, an individual

/s/ Philip T. Gianos

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Philip T. Gianos, an individual

W. Scott Hedrick

By: /s/ Karen A. Wilson, Power-of-Attorney

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W. Scott Hedrick, an individual

W. Stephen Holmes

By: /s/ Karen A. Wilson, Power-of-Attorney

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W. Stephen Holmes, an individual

/s/ Gilbert H. Kliman

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Gilbert. H. Kliman, an individual

/s/ Arnold L. Oronsky

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Arnold L. Oronsky, an individual

/s/ Thomas L. Rosch

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Thomas L. Rosch, an individual